SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 26, 2006

                           PROVIDENT NEW YORK BANCORP
                           --------------------------
               (Exact Name of Registrant as Specified in Charter)

           Delaware                 0-25233                      80-0091851
----------------------------  -------------------            -------------------
(State or Other Jurisdiction)(Commission File No.)            (I.R.S. Employer
      of Incorporation)                                      Identification No.)


400 Rella Boulevard, Montebello, New York                           10901
-----------------------------------------                           -----
(Address of Principal Executive Offices)                         (Zip Code)

Registrant's telephone number, including area code:  (845) 369-8040
                                                     --------------



                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement
                  ------------------------------------------

     On October 26, 2006, the Board of Directors of Provident Bank, the wholly-owned subsidiary of Provident New York Bancorp (the "Company"), granted bonuses for the fiscal year ended September 30, 2006 under the Provident Bank Executive Officer Incentive Plan to the following "Named Executive Officers" (as defined by Item 402(a)(3) of Securities and Exchange Commission ("SEC") Regulation S-K).

                   Name                              Bonus Grant
        ------------------------------          --------------------
        George Strayton                                $88,750
        Daniel G. Rothstein                            $28,750
        Stephen G. Dormer                              $25,938
        Richard O. Jones                               $26,125
        Paul A. Maisch                                 $24,688

     On October 31, 2006, Provident Bank amended and restated the employment agreements between it and President and Chief Executive Officer George Strayton; Executive Vice President, Chief Risk Officer and General Counsel, Daniel G. Rothstein; Executive Vice President, Commercial Lending and Strategic Planning, Steven G. Dormer; and Executive Vice President and Chief Financial Officer, Paul
A. Maisch. On that same date, the Bank also entered into an employment agreement with Executive Vice President, Business Services, Richard O. Jones.

     The material changes to the employment agreements previously entered into with Messrs. Strayton, Rothstein and Dormer are as follows: (1) oversight authority for Messrs. Rothstein and Dormer's employment agreement is given to Mr. Strayton, President and Chief Executive Officer, and all such actions are subject to ratification by the Board; (2) the term of Mr. Rothstein's employment agreement was extended from two to three years, and the term of Mr. Dormer's employment agreement was extended from one to two years; (3) the executives' ability to terminate employment and receive severance upon a non-renewal of the employment agreement was eliminated; (4) a provision was added which automatically terminates Mr. Rothstein's and Mr. Dormer's employment agreement on the last day of the calendar month in which they attain age 65; (5) the definition of "termination for cause" was expanded in each of the agreements to include: (i) violations of the Bank's Code of Ethics; (ii) material violation of the Sarbanes-Oxley requirements for officers of public companies that in the reasonable opinion of the Board will likely cause substantial financial harm or substantial injury to the reputation of the Company or the Bank; and (iii) willfully engaging in actions that in the reasonable opinion of the Board will likely cause substantial financial harm or substantial injury to the business reputation of the Company or the Bank; (6) the Bank's obligation to reimburse the executives for taxes payable on retirement plan replacement benefits was eliminated; under the prior agreements, the Bank was required to reimburse the executives for all taxes due on the portion of the severance payments that were intended to replicate the retirement plan replacement benefits that the executive would have earned under the Bank's retirement plans; (7) a provision was added to clarify that no severance is payable upon termination of employment due to attainment of age 65, in the case of Messrs. Rothstein and Dormer and age

68 in the case of Mr. Strayton; (8) a non-solicitation of customers and employees restriction following a termination of employment was added; (9) the obligation to pay the executives' legal fees as incurred in connection with any dispute (regardless of the outcome) under the employment agreement was eliminated for Messrs. Rothstein and Dormer; under the new agreements, the Bank has no obligation to pay Mr. Rothstein's and Mr. Dormer's legal fees in connection with any dispute under the agreements; (10) binding arbitration of any disputes will only require a single arbitrator for Messrs. Rothstein and Dormer; and (11) the Company was eliminated as a party to the employment agreements. The amended and restated agreements otherwise clarify, conform and update (including for the recently enacted federal tax rules pertaining to deferred compensation) the language of the agreements, which previously were reflected in the original agreement and several amendments thereto.

     On October 31, 2006, the Company entered into a separate agreement with each of Messrs. Strayton and Rothstein, which provide for the Company's reimbursement to Messrs. Strayton and Rothstein for any reductions in severance payable under the agreement with the Bank due to any regulatory restrictions. The separate agreements also provide reimbursement for "golden parachute" taxes that may be imposed on severance payments under Messrs. Strayton and Rothstein's restated employment agreements. Mr. Strayton's prior employment agreement with the Bank contained this gross-up provision.

     In addition, on October 31, 2006 the Bank entered into a two-year employment agreement with Mr. Maisch and a one year employment agreement with Mr. Jones, which agreements include the terms for Mr. Dormer discussed above, and, as with the other agreements, provide for a lump sum severance payment upon the termination of the executive's employment, other than for cause, equal to the present value of the payments each executive would have received under the term of the agreement with respect to base salary, bonus, the qualified and non-tax qualified benefit plans the executive was participating in, as well as continuing health and life insurance coverage for one or two years. Benefits are increased by one year in the event of a change in control.

     The agreements referenced in this Item 1.01 will be filed as Exhibits to the Company's Annual Report on Form 10-K for the Year Ended September 30, 2006.

Item 2.02.        Results of Operations and Financial Condition
                  ---------------------------------------------

     On October 30, 2006, the Company issued a press release regarding its earnings for the fiscal quarter and for the fiscal year ended September 30, 2006. The press release is included as Exhibit 99 to this report. The information included in Exhibit 99 is considered to be "furnished" under the Securities Exchange Act of 1934.

Item 9.01.        Financial Statements and Exhibits
                  ---------------------------------

     The Index of Exhibits immediately precedes the attached exhibits.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                              PROVIDENT NEW YORK BANCORP



DATE: October 31, 2006                  By:   /s/ Paul A. Maisch
                                              ----------------------------------
                                              Paul A. Maisch
                                              Executive Vice President and
                                                  Chief Financial Officer

                                  EXHIBIT INDEX

The following exhibits are furnished as part of this report:

         Exhibit No.                  Description
         -----------                  -----------
            99                        Press release dated October 30, 2006